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                                                                       Exhibit 5
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                           DRINKER BIDDLE & REATH LLP
                       A PENNSYLVANIA LIMITED PARTNERSHIP
                        105 COLLEGE ROAD EAST, SUITE 300
                                 P. O. BOX 627
                           PRINCETON, NJ  08542-0627
                              Phone (609) 716-5500


                                 July 18, 1997


Envirogen, Inc.
4100 Quakerbridge Road
Lawrenceville, NJ  08648


Gentlemen:

          We have acted as counsel to Envirogen, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement) relating to 1,500,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1990 Incentive Stock Option and Non-Qualified Stock Plan as amended and restated effective February 4, 1997 (the "Plan").

          In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-Laws, resolutions of its Board of Directors and stockholders, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

          Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors and stockholders of the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

          The opinions expressed herein are limited to the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New Jersey.
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          We consent to the use of this opinion as an exhibit to the
Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

          We advise that Morgan R. Jones, Esq., a partner in our firm, is the Secretary of the Company.

                                         Very truly yours,


                                         /s/ DRINKER BIDDLE & REATH LLP
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                                         DRINKER BIDDLE & REATH LLP
                                         A Pennsylvania Limited Partnership

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